SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 22, 2004, our wholly-owned subsidiary, Caplease, LP, entered into a Purchase and Sale Agreement with 10720-10750-10770 Columbia Pike Investors LLC (“Seller”), for the purchase of Seller’s sole membership interest in Columbia Pike I, LLC, which owns, as its sole asset, a suburban office property known as Choice Centre. Seller is an unaffiliated third party. The purchase price of $43.5 million was determined through arms-length negotiations. Choice Centre, located in Silver Spring, Maryland, includes 223,912 square feet of office space on 7.74 acres of land. The transaction, which is scheduled to close on or before November 22, 2004, is subject to customary due diligence and closing conditions.

We intend to finance this acquisition on a short-term basis with proceeds from our warehouse facility with Wachovia Bank, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

Date: October 27, 2004	By:	/s/ Shawn P. Seale
Shawn P. Seale
Title: Senior Vice President, Chief Financial Officer and Treasurer

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